CONSENT TO ASSIGNMENT

This Consent to Assignment relates to the Custodian Services Agreement made separately by and between each separate registered investment company set forth on Exhibit A hereto (each, a “Fund”) on behalf of its respective series set forth in Exhibit A hereto (each, a “Portfolio”) and BNY Mellon Investment Servicing Trust Company (formerly PFPC Trust Company) (“Trust Company”), which Custodian Services Agreement was initially made separately by and between certain of such Funds and Trust Company as of July 1, 2005. The date on which the Custodian Services Agreement was made by and between a particular Fund and Trust Company is set forth next to such Fund on Exhibit A hereto.

By signing this Consent to Assignment, each Fund consents to Trust Company’s assignment of the aforementioned Custodian Services Agreement as between Trust Company and such Fund on behalf of its Portfolio(s) listed in Exhibit A hereto (including assignment of Trust Company’s rights relating to such Agreement (including fee arrangements relating to such Agreement) and delegation of Trust Company’s duties relating to such Agreement, but excluding the Letter Agreement dated December 23, 2009 (which Letter Agreement is of no further force or effect as of September 26, 2011)) to Trust Company’s affiliate, The Bank of New York Mellon, effective September 26, 2011.

Advanced Series Trust                    Prudential Investment Portfolios, Inc. 10

By:     /s/ M. Sadiq Peshimam                By:     /s/ M. Sadiq Peshimam

Name:     M. Sadiq Peshiman               Name:      M. Sadiq Peshimam

Title:     Assistant Treasurer                Title:     Assistant Treasurer

Prudential Investment Portfolios 5          The Target Portfolio Trust

By:     /s/ M. Sadiq Peshimam                By:     /s/ M. Sadiq Peshimam

Name:     M. Sadiq Peshiman               Name:      M. Sadiq Peshimam

Title:     Assistant Treasurer                Title:     Assistant Treasurer

The Prudential Series Fund               Target Asset Allocation Funds

By:     /s/ M. Sadiq Peshimam                By:     /s/ M. Sadiq Peshimam

Name:     M. Sadiq Peshiman               Name:      M. Sadiq Peshimam

Title:     Assistant Treasurer                Title:     Assistant Treasurer

Prudential Investment Portfolios 12          Prudential World Fund, Inc.

By:     /s/ M. Sadiq Peshimam                By:     /s/ M. Sadiq Peshimam

Name:     M. Sadiq Peshiman               Name:      M. Sadiq Peshimam

Title:     Assistant Treasurer                Title:     Assistant Treasurer

Dated and effective as of September 26, 2011

Exhibit A

Advanced Series Trust                              July 1, 2005
(formerly American Skandia Trust)

     AST Academic Strategies Asset Allocation Portfolio

AST Advanced Strategies Portfolio

AST AllianceBernstein Core Value Portfolio

AST American Century Income and Growth Portfolio
AST Balanced Asset Allocation Portfolio
AST BlackRock Value Portfolio

(formerly AST Value Portfolio)

AST Capital Growth Asset Allocation Portfolio
AST CLS Growth Asset Allocation Portfolio
AST CLS Moderate Asset Allocation Portfolio
AST Cohen & Steers Realty Portfolio
AST Federated Aggressive Growth Portfolio
AST FI Pyramis® Asset Allocation Portfolio
AST First Trust Balanced Target Portfolio
AST First Trust Capital Appreciation Target Portfolio
AST Global Real Estate Portfolio
AST Goldman Sachs Concentrated Growth Portfolio

AST Goldman Sachs Large-Cap Value Portfolio

(formerly AST AllianceBernstein Growth and Income Portfolio)

AST Goldman Sachs Mid-Cap Growth Portfolio
AST Goldman Sachs Small-Cap Value Portfolio
AST High Yield Portfolio
AST Horizon Growth Asset Allocation Portfolio
AST Horizon Moderate Asset Allocation Portfolio
AST International Growth Portfolio

     AST International Value Portfolio

AST JPMorgan International Equity Portfolio
AST JPMorgan Strategic Opportunities Portfolio
AST Large-Cap Value Portfolio
AST Lord Abbett Core Fixed-Income Portfolio

(formerly AST Lord Abbett Bond Debenture Portfolio

AST Marsico Capital Growth Portfolio
AST MFS Global Equity Portfolio
AST MFS Growth Portfolio
AST Mid-Cap Value Portfolio
AST Money Market Portfolio
AST Neuberger Berman Mid-Cap Growth Portfolio
AST Neuberger Berman/LSV Mid-Cap Value Portfolio
AST Parametric Emerging Markets Equity Portfolio
AST PIMCO Limited Maturity Bond Portfolio
AST PIMCO Total Return Bond Portfolio
AST Preservation Asset Allocation Portfolio
AST QMA US Equity Alpha Portfolio
AST Schroders Multi-Asset World Strategies Portfolio
AST Small Cap Growth Portfolio
AST Small Cap Value Portfolio
AST T. Rowe Price Asset Allocation Portfolio
AST T. Rowe Price Global Bond Portfolio
AST T. Rowe Price Large-Cap Growth Portfolio
AST T. Rowe Price Natural Resources Portfolio
AST Western Asset Core Plus Bond Portfolio

Prudential Investment Portfolios, Inc. 10                    July 1, 2005
(formerly Strategic Partners Mutual Funds, Inc.)
     Prudential Jennison Equity Income Fund

     Prudential Mid-Cap Value Fund

Prudential Investment Portfolios 5                         August 15, 2005
(formerly Strategic Partners Style Specific Funds)

     Prudential Small-Cap Value Fund

The Target Portfolio Trust                              September 26, 2005

     Intermediate-Term Bond Portfolio
     International Equity Portfolio

Large Capitalization Growth Portfolio
Large Capitalization Value Portfolio
Mortgage-Backed Securities Portfolio
Small Capitalization Growth Portfolio
Small Capitalization Value Portfolio

Total Return Bond Portfolio

The Prudential Series Fund                         September 26, 2005
(formerly The Prudential Series Fund, Inc.)

Equity Portfolio
SP International Growth Portfolio
SP International Value Portfolio

SP Small-Cap Value Portfolio

Target Asset Allocation Funds                         October 17, 2005
(formerly Strategic Partners Asset Allocation Funds)

Target Conservative Allocation Fund
Target Moderate Allocation Fund

     Target Growth Allocation Fund

Prudential Investment Portfolios 12                         October 31, 2005

(formerly Strategic Partners Real Estate Fund)

Prudential Global Real Estate Fund

Prudential World Fund, Inc.                         November 7, 2005

     Prudential International Value Fund

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